EXHIBIT 99.1

IZEA Appoints Ryan Schram as President & COO

Orlando, Florida (January 6, 2021) – IZEA Worldwide, Inc. (NASDAQ: IZEA), the premier provider of influencer marketing technology, data, and services for leading brands today announced the appointment of Ryan Schram as the company’s President & Chief Operating Officer. Schram, who will celebrate his 10th year with the company in 2021, first joined the IZEA as Chief Marketing Officer in 2011 and was promoted to Chief Operating Officer in 2012. Schram will continue to report to IZEA Founder, Chairman, and CEO Ted Murphy as the company enters its next phase of growth.

“I have had the pleasure of working closely alongside Ryan through the best and worst of times at IZEA,” said Murphy. “He has been an integral part of IZEA’s success since he joined the company, and together, we have become an unstoppable team in relentless pursuit of a shared vision. I am thrilled to champion his promotion to President and COO of IZEA as we look to further expand our operations and take advantage of our incredible momentum.”

With over two decades of leadership experience at the intersection of marketing, media, and technology, Schram previously served as Group Vice President at Merkle (formerly HelloWorld & ePrize), where he led integrated client teams on behalf of Nestle, Johnson & Johnson, Nationwide Insurance, Wendy's, Universal Orlando, Lenovo, Canadian Tire, Home Shopping Network (HSN) and Darden amongst others. Prior, he held roles of increasing responsibility at CBS/Westwood One and iHeart Media (formerly Clear Channel).

Ryan holds a bachelor's degree in Management from the Eli Broad College of Business at Michigan State University. He also serves as Founding Partner of the Influence+United global alliance, developed on behalf of IZEA and its Charter Members around the world.

About IZEA Worldwide, Inc.
IZEA Worldwide, Inc. (“IZEA”) is a marketing technology company providing software and professional services that enable brands to collaborate and transact with the full spectrum of today’s top social influencers and content creators. The company serves as a champion for the growing Creator Economy, enabling individuals to monetize their content, creativity, and influence. IZEA launched the industry’s first-ever influencer marketing platform in 2006 and has since facilitated nearly 4 million transactions between online buyers and sellers. Leading brands and agencies partner with IZEA to increase digital engagement, diversify brand voice, scale content production, and drive measurable return on investment.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” or other comparable terms. Examples of forward-looking statements include, among others, statements we make regarding expectations of sales activity, revenue and margins based on bookings, plans to increase the size of our sales team, the financial impact of investments in our software business, and continuation of new IZEAx customers and their effect on future sales.

Forward-looking statements involve inherent risks and uncertainties, which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors, including, among others, the following: competitive conditions in the content and social sponsorship segment in which IZEA operates; failure to popularize one or more of the marketplace platforms of IZEA; changing economic conditions that are less favorable than expected; and other risks and uncertainties described in IZEA’s periodic reports filed with the Securities and Exchange Commission. IZEA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Press Contact
Martin Smith
IZEA Worldwide, Inc.
Phone: 407-674-6911
Email: ir@izea.com

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